UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2021
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Introductory Note

As previously disclosed, pursuant to the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of October 12, 2018, by and among Harris Corporation, a Delaware corporation (“Harris”), L3 Technologies, Inc., a Delaware corporation (“L3”), and Leopard Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Harris (“Merger Sub”), the parties completed the business combination transaction provided for in the Merger Agreement on June 29, 2019 (the “Closing Date”), with Merger Sub merging with and into L3 (the “Merger”) and L3 continuing as the surviving corporation and a direct wholly-owned subsidiary of Harris, which was renamed “L3Harris Technologies, Inc.” (“L3Harris”).

As also previously disclosed, in accordance with the governance-related terms in the Merger Agreement and L3Harris’ employment arrangement with each of William M. Brown and Christopher E. Kubasik addressing his respective employment following completion of the Merger, Mr. Brown began serving as Chair and Chief Executive Officer of L3Harris and Mr. Kubasik began serving as Vice Chair, President and Chief Operating Officer of L3Harris, in each case on the Closing Date, with the governance-related terms in the Merger Agreement and Mr. Brown’s and Mr. Kubasik’s respective employment arrangements providing for a transition from Mr. Brown to Mr. Kubasik of the Chief Executive Officer role on the second anniversary of the Closing Date (June 29, 2021), followed by a transition of the Chair role by the third anniversary of the Closing Date (June 29, 2022).

Completion of Chief Executive Officer Transition

Consistent with the Merger Agreement and Mr. Brown’s and Mr. Kubasik’s respective employment arrangements, on June 29, 2021, (a) Mr. Brown ceased being Chief Executive Officer of L3Harris, but remained Executive Chair of L3Harris; (b) and Mr. Kubasik, age 60, succeeded him as Chief Executive Officer of L3Harris, becoming Vice Chair, President and Chief Executive Officer of L3Harris, and ceased being Chief Operating Officer of L3Harris.

The other identification and business experience information with respect to Mr. Kubasik under the caption “Information About our Executive Officers” on page 28 of L3Harris’ Annual Report on Form 10-K for the fiscal year ended January 1, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 1, 2021, is incorporated by reference into this Item 5.02.

In connection with Mr. Kubasik’s appointment as Vice Chair, President and Chief Operating Officer of L3Harris on June 29, 2019, L3Harris assumed from L3 the employment arrangement with Mr. Kubasik addressing his employment following completion of the Merger (a letter agreement originally entered into on October 12, 2018 in connection with the Merger Agreement and formalized by a subsequent letter agreement dated November 5, 2018; together, the “Kubasik Letter Agreement”). The description of the Kubasik Letter Agreement under the caption “Agreement With Mr. Kubasik” on pages 53-54 of L3Harris’ definitive proxy statement for its 2021 Annual Meeting of Shareholders held on April 23, 2021, filed with the SEC on March 11, 2021, is incorporated by reference into this Item 5.02; however, that description is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Kubasik Letter Agreement, which was filed as Exhibit 10.4 to L3Harris’ Current Report on Form 8-K filed with the SEC on July 1, 2019 and is incorporated by reference into this Item 5.02.

Other than as may be disclosed above in this Item 5.02, there (x) is no arrangement or understanding between Mr. Kubasik and any other person pursuant to which he was selected as Chief Executive Officer of L3Harris, (y) is no family relationship between Mr. Kubasik and any other director or executive officer of L3Harris, and (z) are no related persons transactions between L3Harris and Mr. Kubasik reportable under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

L3Harris issued a press release on June 29, 2021 announcing completion of the planned Chief Executive Officer role transition, which L3Harris noted had been unanimously re-affirmed by its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

      The following exhibit is filed herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File formatted in Inline XBRL

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release issued by L3Harris Technologies, Inc. on June 29, 2021

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: June 29, 2021		Title:	Senior Vice President, General Counsel and Secretary

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